UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2011

INDEPENDENT BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan	0-7818	38-2032782
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

230 West Main Street, Ionia, Michigan	48846
(Address of Principal Executive Offices)	(Zip Code)

(616) 527-5820
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2011, Independent Bank Corporation (the "Company") entered into a Tax Benefits Preservation Plan (the "Plan") with the Company's registered transfer agent, American Stock Transfer & Trust Company.

The terms and conditions of the Plan that are material to the Company are described in Item 1 of the Registration Statement on Form 8-A filed by the Company on November 15, 2011 (the "Form 8-A"), which information is incorporated by reference into this Item 1.01.  A copy of the Plan, including exhibits, is attached to this Form 8-K as Exhibit 4.1 and is incorporated by reference into this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendment to the Articles of Incorporation.

On November 10, 2011, the Company filed with the State of Michigan a Certificate of Designation amending the Company's Articles of Incorporation.  The amendment designated 40,000 of the Company's authorized Preferred Stock as Series C Junior Participating Preferred Stock.  A copy of the Certificate of Designation is attached to this Form 8-K as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On or about November 15, 2011, the Company began to mail a letter to its shareholders disclosing and summarizing the material terms and conditions of the Plan.  A copy of the shareholder letter is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1
Certificate of Designation amending the Company's Articles of Incorporation, filed with the State of Michigan on November 10, 2011 (incorporated into this Exhibit 3.1 by reference to Exhibit 4.2 of the Form 8-A).

4.1
Tax Benefits Preservation Plan, including exhibits, dated as of November 15, 2011, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated into this Exhibit 4.1 by reference to Exhibit 4.1 of the Form 8-A).

99.1	Letter to Shareholders (Tax Benefits Preservation Plan).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT BANK CORPORATION

Dated: November 15, 2011	By:	/s/ Robert N. Shuster
Robert N. Shuster
Its: Executive VP and Chief Financial Officer

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